Exhibit (p)(ii)

Code of Conduct DOING WHAT’S RIGHT

TABLE OF CONTENTS CHAIRMAN’S LETTER // 1 Ownership of an outside business // 25 DOING WHAT’S RIGHT // 2 Fiduciary appointments // 25 Personal investment decisions // 25 HOW TO REPORT A CONCERN // 3 Dealing with family and close personal friends // 26 KEY PRINCIPLES OF OUR CODE // 4 Corporate opportunities // 27 WHAT YOU SHOULD KNOW ABOUT OUR CONDUCTING BUSINESS // 29-33 CODE OF CONDUCT // 5-9 Fair competition and anti-trust // 30 Our values // 5 Anti-corruption and improper payments // 32 Purpose of our Code // 6 Combating financial crime and money laundering // 33 Who must follow this Code? // 6 Waivers of the Code for executive officers // 6 WORKING WITH GOVERNMENTS // 35-37 What is expected of employees? // 7 Cooperating with Regulatory Agencies // 8 Your obligations // 36 What is expected of managers // 8 Basic principles // 37 Managing risk as a manager // 8 Responsibility to ask questions and report concerns // 8 PROTECTING COMPANY ASSETS // 39-46 What happens when a concern is reported? // 9 Financial integrity // 40 Zero tolerance for retaliation // 9 Additional standards for senior financial Cooperating with an investigation // 9 professionals // 41 Direct Communication with Government and Use of company assets // 41 Regulatory Authorities // 10 Protecting client and employee records and observing Communication of Trade Secrets to Government and our privacy principles // 42 Regulatory Authorities // 10 Records management // 43 RESPECTING OTHERS // 11-15 Use of computers, systems and corporate Mutual respect and professional treatment // 12 information // 44 Harassment-free environment // 14 Inside or proprietary information // 45 Safety and security // 15 Managers’ responsibilities // 15 SUPPORTING OUR COMMUNITIES // 48-52 Political activities // 49 AVOIDING CONFLICTS // 17-25 Investor and media relations // 50 Overview // 18 Charitable contributions and corporate sponsorship // 51 Gifts and entertainment // 19 Participating in trade associations, conferences Outside employment and business dealings // 22 and speaking engagements // 51 Outside service as a Director, Trustee, Officer, Investment Committee Member, Partner or Business Owner of a for-profit business or a not-for-profit organization // 24 ADDITIONAL HELP // 52-53 The Code of Conduct does not alter the terms and conditions of your employment. Rather, it helps each of us to know what must be done to make sure we always Do What’s Right. The most current version of the Code can be found on MySource. Throughout the Code, references to company policies apply only to global policies that cover all employees and do not include additional policies you must follow that are specific to your location or line of business. The Code is not intended to fully describe the requirements of referenced policies, which can be found in their entirety on MySource.

Dear Colleagues: Our Code of Conduct guides our actions and decisions as individuals and as a company. I expect each of us to personally commit to doing what is right, regardless of the impact on a specific transaction or short-term working relationship. The Code provides guidance on six key areas of focus that relate to many of the situations you may encounter working at our company: Respecting Others; Avoiding Conflicts; Conducting Business; Working with Governments; Protecting Company Assets and Supporting Our Communities. However, the Code itself cannot address every possible situation. We expect all employees to exercise good judgment, using the Code as a primary resource to better understand our principles of ethical behavior, and to seek help when unsure of the right course of action. Above all, each of us, regardless of level, are obligated to put the interests of our company, clients and shareholders above any personal interest. As fundamental as the Code is, it is not your only resource. Your manager, Legal, Audit, Compliance, Human Resources and our Charlie Scharf Ethics Office are readily available resources if you are having difficulty Chairman and Chief Executive Officer understanding how our key principles apply to specific situations. When in doubt, I urge you to use these resources and escalate situations if you feel they are not getting the proper attention. Being a BNY Mellon employee means exercising good judgment and conducting yourself in a manner that is above reproach. 1

DOING WHAT’S RIGHT AT BNY MELLON, “DOING WHAT’S RIGHT” MEANS –Contributing to an ethical culture is expected and valued, –Conducting business in full compliance with all applicable laws and regulations, and in accordance with the highest ethical standards, –Fostering honest, fair and open communication, –Demonstrating respect for our clients, communities and one another, –Being accountable for your own and team actions, and –Being willing to take a stand to correct or prevent any improper activity or business mistake. HOW TO DO WHAT’S RIGHT –Put company values, policies and procedures into action, –Know the laws and regulations affecting your job duties and follow them, –Take responsibility for talking to someone if you see a problem, and –Ask questions if you are unsure of the right thing to do. WHEN YOU ARE UNCERTAIN, ASK YOURSELF THESE QUESTIONS –Could the action affect the company’s reputation? –Would it look bad if reported in the media? –Am I uncomfortable taking part in this action or knowing about it? –Is there any question of illegality? –Will the action be questionable with the passage of time? If the answer to any of these questions is “yes,” ask more questions. Keep asking until you get a satisfactory answer. Talk to your manager, the Compliance and Ethics Department, Legal or Human Resources, or call the Ethics Office before doing anything further. Don’t stop asking until you get the help you need. IT’S YOUR OBLIGATION TO DO WHAT’S RIGHT. 2

HOW TO REPORT A CONCERN Usually, the best place to start is by talking to your – Hong Kong: Hong Kong Telephone 800-96-1111; manager. If this makes you uncomfortable, then consider New World Telephone 800-93-2266 the options below. – Singapore: Sing Tel 800-011-1111; StarHub 800-001-0001 Ethics Help Line Web Report: http://www.ethicspoint.com (hosted on (Operated by members of the company’s Ethics Office) EthicsPoint’s secure servers and is not part of the – United States and Canada: 1-888-635-5662 company’s web site or intranet). – Europe: 00-800-710-63562 Please note that all contacts to EthicsPoint can be – Brazil: 0800-891-3813 anonymous. – Australia: 0011-800-710-63562 Incident Reporting – Asia: appropriate international access code If your concern involves potential criminal or unusual +800-710-63562 (except Japan) client activity, you must file an Incident Report within – Japan: appropriate international access code 72 hours. In the U.S., you can file an Incident Report +800-710-6356 using the icon on your PC desktop. In other locations, you should contact your compliance officer for – All other locations: call collect to 412-236-7519 assistance in following country-specific guidelines. Please note that your phone call can be anonymous. Director’s Mailbox E-mail: ethics@bnymellon.com (To remain anonymous, If your concern involves questionable accounting or please use the telephone help line for reporting your auditing matters, you may also report your concern concern.) to the Presiding Director of the Board (who is independent of management). You can contact Ethics Hot Line the Presiding Director by sending an e-mail to (Operated by EthicsPoint, an independent hot line non-management director@bnymellon.com or administrator) by postal mail addressed to: – United States and Canada: 1- 866-294-4696 BNY Mellon Corporation Church Street Station – Outside the United States dial the AT&T Direct Access Number for your country and carrier, then PO Box 2164 866-294-4696 New York, New York 10008-2164 USA Attention: Non-Management Director AT&T Direct Access Numbers by Country/Carrier Please note the postal mail option can be anonymous. – United Kingdom: British Telecom 0-800-89-0011; C&W 0-500-89-0011; INTL 0-800-013-0011 – India: 000-117 – Brazil: 0-800-890-0288 – Ireland: 1-800-550-000; Universal International Freephone 00-800-222-55288 – Japan: Softbank Telecom 00 663-5111; KDDI 00 539-111 – Australia: Telstra 1-800-881-011; Optus 1-800-551-155 3

KEY PRINCIPLES OF OUR CODE RESPECTING OTHERS We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do. AVOIDING CONFLICTS We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to BNY Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict. CONDUCTING BUSINESS We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime. WORKING WITH GOVERNMENTS We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government. PROTECTING COMPANY ASSETS We ensure all entries made in the company’s books and records are complete and accurate, and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us, and prevent the misuse of information belonging to the company or any client. SUPPORTING OUR COMMUNITIES We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way that we interact with our communities and the public at large. 4

WHAT YOU SHOULD KNOW ABOUT OUR CODE OF CONDUCT OUR VALUES Our values provide the framework for our decision-making and guide our business conduct. Incorporating these values into our actions helps us to do At the foundation of our Code of what is right and protect the reputation of the company. Conduct are our Values – Client – Client Focus: Putting the client at the center of all that we do Focus, Integrity, Teamwork and Excellence. – Integrity: Acting with the highest ethical standards for our company, our employees and our clients Our values underscore our – Teamwork: Fostering collaboration and diversity to empower employees to commitment to be a client- build relationships and deliver insights focused, trusted financial – Excellence: Setting the standard for leading-edge solutions, innovation and institution driven by an continuous improvement empowered global team dedicated to outperforming in every market we serve. WHAT OUR VALUES DO: – Explain what we stand for and our shared culture – Span geographies and lines of business – Represent the promises made to our clients, communities, shareholders and each other – Are critical to our success 5

PURPOSE OF OUR CODE Today’s global marketplace is filled with a host of new challenges and changes, but one constant guides us — the mandate to meet the highest standards of legal and ethical integrity. Compliance with the letter and the spirit of our Code of Conduct, The Code of Conduct is the foundation of our commitment to Doing What’s laws and regulations, policies and Right, but it is not intended to describe every law or policy that applies to you. procedures is not optional. Nor does it address every business situation you may face. You’re expected to use common sense and good judgment, and seek advice when you’re unsure of the proper response to a particular situation. It’s how we do business: it’s the embodiment of Doing What’s The Code provides the framework and sets the expectations for business Right. conduct. It clarifies our responsibilities to each other, clients, suppliers, government officials, competitors and the communities we serve. It outlines important legal and ethical issues. Failing to meet these standards could expose our company to serious damage. WHO MUST FOLLOW THIS CODE? All employees worldwide who work for BNY Mellon or an entity that is more than 50 percent owned by the company must adhere to the standards in our Code. No employee is exempt from these requirements, regardless of the position you hold, the location of your job or the number of hours you work. If you oversee vendors, consultants or temporary workers, you must supervise their work to ensure their actions are consistent with the key principles in this Code. WAIVERS OF THE CODE FOR EXECUTIVE OFFICERS Waivers of the Code are not permitted for any executive officer of BNY Mellon, unless the waiver is made by the company’s Board of Directors (or a committee of the Board) and disclosed promptly to shareholders. Individuals who are deemed to be “executive officers” of BNY Mellon will be notified as appropriate. 6

WHAT IS EXPECTED OF EMPLOYEES? You’re responsible for contributing to our culture of Doing What’s Right by knowing the rules that apply to your job. This includes company policies, Q & A procedures, laws and regulations governing the country and businesses in which you work. Some lines of business may have more restrictive policies and Q: I work outside of the U.S. Do procedures, and certain countries may have laws that are unique to a location. U.S. laws apply to me? In these situations, you’re expected to follow the more restrictive rules. You’re expected to ask your manager if you have questions about performing your job. A: BNY Mellon does business all If you do not get an adequate response, it’s your duty to keep asking until you over the world, which means that get a satisfactory answer. You must question any request that does not comply you may be subject to laws of with company policies, laws or regulations, or is inconsistent with our Code of countries other than the one in Conduct. which you live. You must follow No manager or leader in our company can ask you to violate a law or regulation, those laws that apply to your or to act in a manner inconsistent with our Code of Conduct. You should business duties, wherever you challenge any such request and alert appropriate individuals. work. BNY Mellon is the parent Identifying and managing risk is the responsibility of every employee. of our operating companies and You’re required to adhere to the established internal controls in your area is incorporated in the U.S., so of responsibility and promptly elevate all risk, compliance and regulatory U.S. laws may apply to certain concerns to your manager. business activities even if they are You’re expected to comply with applicable laws and regulations and follow this conducted outside of the U.S. Code, including the spirit of its intent. The penalty for violating any provision may be disciplinary action up to and including dismissal. If you violate a The reverse may also be true criminal law applicable to the company’s business, the matter will be reported other countries may apply their to the appropriate authorities. laws outside of their boundaries. You are required to use CODE RAP (Code Reports and Permissions) to report If you have questions about the or obtain approval for certain activities that are noted throughout the Code of laws that apply to your business Conduct and various company policies (e.g., gifts, entertainment and certain activity, ask your manager or outside employment or positions). CODE RAP is a web-based system which contact the Legal representative you can learn more about by visiting MySource, the company’s intranet site. If who supports your line of you need assistance or do not have access to a PC, ask your manager for help. business. You’re obligated to comply fully with our Code of Conduct and may be required to certify your compliance with the Code. You will be notified of any required certifications. 7

COOPERATING WITH REGULATORY AGENCIES All employees are required to cooperate with regulators. Your communications with regulatory personnel are expected to be responsive, complete and transparent. Any commitments you have made in response to exam findings Q & A and any responses to regulatory information requests are to be completed within the agreed time frame. You must notify your manager immediately Q: What is my role in managing should situations arise that make it unlikely that you will meet the agreed upon risk? commitments. In addition, your compliance officer should be advised of any delays in meeting regulatory commitments. A: Each employee plays an important role in managing risk WHAT IS EXPECTED OF MANAGERS? when you: – Perform your job with integrity Those who manage or supervise others have a special obligation to set and in compliance with policies, an example in Doing What’s Right. Some of the ways you’re expected to procedures and the law demonstrate this leadership include: – Adhere to the controls – Creating a culture of risk management, compliance and ethics, established for your business – Considering risk in all your decision making, – Ask questions if instructions are – Reinforcing with your staff the importance of early identification and not clear or if you are unsure of escalation of potential risks to the appropriate managers, the right thing to do – Ensuring employees have the relevant resources to understand their – Escalate issues immediately job duties, to your manager (e.g., an error, a missed control, wrongdoing or – Monitoring compliance with the Code of Conduct, company policies and incorrect instructions) procedures of the employees you supervise, – Fostering an environment in which employees are comfortable raising Doing What’s Right means being questions and concerns without fear of retaliation, accountable for your own and – Reporting instances of non-compliance to the proper management level, your team’s actions, and being – Taking appropriate disciplinary action for compliance and ethics willing to take a stand to correct violations, and or prevent any improper activity or – Reviewing the Code of Conduct no less than annually with your staff. a business mistake. MANAGING RISK AS A MANAGER As a manager, you must always consider risk in your decision making. You are required to understand fully the risk, compliance and regulatory issues that may impact the areas you serve. You are required to escalate any concerns immediately to the appropriate management level to ensure the requisite attention is given to the matter. In addition, any corrective measures must be implemented timely, thoroughly and in a sustainable manner. RESPONSIBILITY TO ASK QUESTIONS AND REPORT CONCERNS You are required to speak up immediately if you have a question or concern about what to do in a certain situation or if you believe someone is doing — or about to do — something that violates the law, company policy or our Code of Conduct. If you have a genuine concern, you must raise it promptly. 8

If you have a question or concern, your manager is usually a good place to start. Q & A Other people you may go to for help or advice are: – Your manager’s manager Q: Where do I go for help if I’m – Your line of business Compliance officer uncomfortable talking to my – Someone in the Human Resources or the Legal department management? You must speak up. If your concern is not addressed, raise it through other channels. You can always contact the Ethics Office through the Ethics Help A: You can contact the Ethics Help Line or Ethics Hot Line. Line or the Ethics Hot Line. The You can also visit the Doing What’s Right section of the Compliance and Ethics contact information is located in page on MySource for more information on reporting an issue or incident. the Code of Conduct, on MySource and on the company’s public WHAT HAPPENS WHEN A CONCERN IS REPORTED? Internet site. When you report a concern to the Ethics Help Line or Ethics Hot Line, your concerns will be taken seriously and investigated fully. Be prepared to give detailed information about your concern. You can choose to be anonymous if you want. Your confidentiality will be protected to the fullest extent possible and every effort will be made to quickly resolve your concern. Q & A These reporting mechanisms are meant to be used only when you have a genuine concern that something is wrong. You will not be provided protection for your own misconduct just because you filed a report or if you knowingly give Q: Can I report a concern a false report. anonymously? ZERO TOLERANCE FOR RETALIATION A: Yes, you can report your concern to the Ethics Help Line or Ethics Anyone who reports a concern or reports misconduct in good faith, and with the Hot Line anonymously if you wish. reasonable belief that the information is true, is demonstrating a commitment to our values and following our Code of Conduct. The company has zero tolerance for acts of retaliation. Zero means zero. No one has the authority to justify an act of retaliation. Any employee who engages in retaliation will be subject to disciplinary action, which may include dismissal. COOPERATING WITH AN INVESTIGATION You’re required to cooperate with any investigation into alleged violations of our Code of Conduct, laws, regulations, policies or procedures, and are expected to be truthful and forthcoming during any investigation. This includes situations where you are an involved party, a witness, or are asked to provide information as part of an investigation. Any attempt to withhold information, sabotage or otherwise interfere with an investigation may be subject to any level of disciplinary action up to and including dismissal. Remember, investigations are confidential company matters. To protect the integrity of the investigation, you are not allowed to discuss any aspect of an investigation, even the fact that an investigation is being conducted, with other employees or the public. 9

At the same time, this requirement for confidentiality does not prohibit you from reporting legal violations to any governmental or regulatory body or official(s) or finance-related self-regulatory organization (collectively, “Governmental Authorities”), and you may do so either during or after your employment without notice to the Company. Furthermore, no BNY Mellon policy or agreement is meant to prohibit you from doing so, or from participating in any benefits involved in such reporting. The only restriction in this regard is that you are not authorized to disclose information covered by the Company’s attorney-client privilege. DIRECT COMMUNICATION WITH GOVERNMENT AND REGULATORY AUTHORITIES The confidentiality of our information and the protection of that information is a theme that recurs several times in this Code and in many of our policies. However, nothing in this Code, in those policies, or in any agreement with BNY Mellon is meant to prohibit you from: – initiating communications directly with, cooperating with, providing relevant information to or otherwise assisting in an investigation by any Governmental Authorities regarding a possible violation of law; – testifying, participating or otherwise assisting in an action or proceeding by a Governmental Authority relating to a possible violation of law; or – participating in any benefits for information provided to Government Authorities in the manner described in the first or second points above. You are permitted to report in this manner both during and after your employment here irrespective of any confidentiality agreements you may have signed or policies in place during your employment and without providing notice to the Company. The only restriction is that you are not authorized to disclose information covered by the Company’s attorney-client privilege. COMMUNICATION OF TRADE SECRETS TO GOVERNMENT AND REGULATORY AUTHORITIES While the Code prohibits you from revealing “trade secrets” outside of the Company, you may do so without facing criminal or civil liability if: – the material is revealed in confidence solely for the purpose of reporting or investigating a suspected violation of law to a Federal, State, or local government official, either directly or indirectly, or to an attorney; or – the material is revealed in a complaint or other document filed under seal in a lawsuit or other proceeding. Note that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his/her attorney and may use the trade secret information in the court proceeding. In such cases, trade secret information must be filed under seal, and it may be disclosed only under a court order. 10

RESPECTING OTHERS We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting KEY PRINCIPLE: a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do. MUTUAL RESPECT AND PROFESSIONAL TREATMENT RESPECTING OTHERS HARASSMENT-FREE ENVIRONMENT SAFETY AND SECURITY MANAGERS’ RESPONSIBILITIES KEY PRINCIPLE: RESPECTING OTHERS

KEY PRINCIPLE: RESPECTING OTHERS MUTUAL RESPECT AND PROFESSIONAL TREATMENT One of our values is Teamwork and nothing damages a team more quickly than a lack of mutual respect. For our company to be successful, we all must work together toward common goals. Employees and managers share a mutual responsibility to keep one another informed of any information that may be important to job performance and to understanding the organization. You’re expected to treat your fellow employees professionally — it’s what we owe each other in the workplace. The company recognizes your right to form personal relationships with those you meet in the workplace; however, you’re expected to use good judgment to ensure your personal relationships do not negatively affect your job performance or interfere with your ability to supervise others. Favoritism, open displays of affection and making business decisions based on emotions or personal relationships are inappropriate. Situations that involve borrowing money, or making loans between employees, or between one employee and a family member of another employee must be avoided, unless it is of an incidental nature involving a minimal amount of money. Managers should be particularly sensitive to situations involving lending money to those who report to them and avoid these workplace situations. (Reference: Gifts, Entertainment and Loans from One Employee to Another) Q & A Q: I asked a question in a staff meeting and the response I received was offensive — several people laughed at me and I was mortified. What should I do? A: The response you received was inappropriate. Healthy communication can only occur in environments where different opinions can be ex- pressed and respectful debate occurs. It’s okay to disagree with a colleague. However, it must be done in a professional and respectful way. Talk to the person who made the remark. If you feel uncomfortable doing so, speak with your manager or Human Resources. 12

Similarly, gifts and entertainment between employees (including family members of another employee) can create conflicts. Company policy places limits on the amounts that are permissible and amounts above those established limits require approval via CODE RAP. (Reference: Gifts, Entertainment and Loans from One Employee to Another) Managers must also be aware of situations where family KEY PRINCIPLE: members or close personal friends may also work at BNY Mellon. The company prohibits any work situations where there is a direct reporting relationship between family members. In addition, wherever possible, situations should be avoided that involve family members working in the same business unit at the same location, or family members working in positions where they can jointly control or influence transactions. Senior executives must be aware that there are restrictions on hiring family members. If you encounter such a situation or are aware of one, you should contact Human Resources for guidance. (Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household) RESPECTING OTHERS 13

HARASSMENT-FREE ENVIRONMENT BNY Mellon will not tolerate any form of harassment or discrimination. Harassment can be verbal, physical or include visual images where the effect creates an offensive atmosphere. It can take many forms and includes jokes, slurs and offensive remarks, whether delivered verbally, graphically or in electronic media, including e-mail. Harassment also includes disrespectful behavior or remarks that involve a person’s race, color, sex, age, sexual orientation, gender identity, religion, disability, national origin or any other legally protected status. Certain local laws or regulations may provide additional protection for employees, so check with Human Resources or the Legal department in your local area if you have questions. Some countries have specific laws concerning sexual harassment that include: – Intentional or unintentional, unwelcome sexual advances with or without touching – Coerced sexual acts – Requests or demands for sexual favors – Other verbal or physical conduct of a sexual nature Our commitment to a harassment-free environment applies in all work-related settings and activities, whether on or off company premises, and extends to employees’ actions toward clients and vendors. Harassment of any kind will not be tolerated in the workplace. Q & A Q: A colleague makes comments about my appearance that make me feel uncomfortable. I’ve told my colleague that I don’t like these comments, but they continue and I’m told I’m too sensitive. What am I supposed to do? A: You should talk to your manager and ask for help. If you do not feel comfortable talking to your manager, talk to Human Resources or call the Ethics Help Line or Ethics Hot Line. 14

SAFETY AND SECURITY BNY Mellon is committed to establishing and maintaining safe and healthy working conditions at all locations and to complying with laws that pertain to employee workplace safety. Listed below are some of the principles of maintaining a safe and secure workplace: – You must contribute to maintaining a workplace free from KEY PRINCIPLE: Q & A aggression. Threats, intimidating behavior or any acts of violence will not be tolerated. Q: I have reason to believe that a – You may not use, possess, sell or transfer illegal drugs on colleague is coming to the office company property. In addition, you won’t be permitted to intoxicated. What should I do? work if you’re using illegal drugs or impaired by alcohol. – You may not bring weapons onto company property. This A: You should notify your includes weapons used for sporting purposes or otherwise manager immediately. If you’re legal to possess. Weapons of any kind have no place in the uncomfortable discussing this work environment. with your manager, contact – You should be alert to individuals who are on company Human Resources. premises without proper authorization. RESPECTING OTHERS – Make sure you observe all physical access rules in your location and report incidents of unauthorized entry to your manager or to security personnel. (Reference: Company Identification Card Issuance; Display and Use of Company Identification) MANAGERS’ RESPONSIBILITIES As part of a worldwide financial services organization, managers have a special responsibility to demonstrate our values through their actions. Managers must foster an environment of integrity, honesty and respect. This includes creating a work environment that is free from discrimination, harassment, intimidation or bullying of any kind. This type of behavior will not be tolerated and is inconsistent with our values and the Code of Conduct. Managers also must ensure that all aspects of the employment relationship are free from bias and that decisions are based upon individual performance and merit. 15

IT’S YOUR OBLIGATION TO DO WHAT’S RIGHT.

AVOIDING CONFLICTS We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to BNY Mellon KEY PRINCIPLE: and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict. GIFTS AND ENTERTAINMENT OUTSIDE EMPLOYMENT AND BUSINESS DEALINGS OUTSIDE SERVICE AS A DIRECTOR, OFFICER OR GENERAL PARTNER OWNERSHIP OF AN OUTSIDE BUSINESS AVOIDING CONFLICTS FIDUCIARY APPOINTMENTS PERSONAL INVESTMENT DECISIONS DEALING WITH FAMILY AND CLOSE PERSONAL FRIENDS CORPORATE OPPORTUNITIES

KEY PRINCIPLE: AVOIDING CONFLICTS OVERVIEW The way we conduct our daily business dealings with clients, suppliers, vendors and competitors determines our reputation in the marketplace far more than any other actions we take. Each one of us contributes to BNY Mellon’s reputation. You’re expected always to act in a way that reflects our commitment to integrity and responsible business behavior. Even if the conflict does not A conflict of interest is any situation where your interests and the company’s interests or the interests of our clients appear to be in opposition. When you’re create an improper action, the in such a situation, it may be difficult to objectively fulfill your job duties and appearance of a conflict of your loyalty to the company or to our clients and may be compromised — or interest can be equally damaging appear to be compromised. Every business decision you make should be to our reputation. in the best interests of the company and our clients and not for your own personal gain or benefit. So you may not engage in any activity that creates, or even appears to create, a conflict of interest between you and BNY Mellon or its clients. You should not take any business action, including any loan or guarantee, for your personal benefit, or to benefit a relative or close friend at the expense of the company’s or a client’s best interests. If you believe you have a conflict of interest, or may be perceived to have such a conflict, you must disclose this to your Compliance Officer or to the Ethics Office. You’re expected to cooperate fully with all efforts to resolve any such conflict. The routine activities on the following pages can give rise to an actual or perceived conflict of interest. (Reference: Business Conflicts of Interest) 18

GIFTS AND ENTERTAINMENT Our clients, suppliers and vendors are vital to BNY Mellon’s success. That’s why it’s imperative that these relationships remain objective, fair, transparent and free from conflicts. While business gifts and entertainment can be important to building goodwill, they can also affect the relationship if your ability to exercise sound business judgment becomes blurred. To prevent misunderstandings, it’s recommended that, KEY PRINCIPLE: at the beginning of the business relationship, you discuss with your clients, suppliers and vendors what is permissible under our Code. Fundamentally, interactions with existing or prospective clients, suppliers and vendors are business relationships Q & A that should be treated accordingly. The inappropriate giving or receiving of gifts and entertainment can erode the distinction between a business and a personal relationship. Q: My line of business is An appropriate benchmark is whether public disclosure of considering asking a local vendor any gift or entertainment you accept or give would embarrass that we use from time to time you or damage BNY Mellon’s reputation. to donate small gifts to a local AVOIDING CONFLICTS If your judgment begins to be influenced inappropriately by charity. Since we’re not getting a close relationship with a client, supplier or vendor, then you anything of value, can we assume have crossed the line and you should remove yourself from this is allowable? that relationship. The basic principle is that no gift or entertainment may A: No. This is inappropriate. Asking be accepted or provided if it obligates you, or appears to vendors or suppliers to donate obligate you, to the individual receiving or giving the gift or gifts, even if nominal in amount entertainment. Gifts and entertainment should be defined and for a charitable purpose, gives in the broadest sense to include money, securities, business the impression that they must opportunities, goods, services, discounts on goods or services, honor our request to continue entertainment, corporate tickets, company sponsored events, doing business with the company. food, drink, and any similar items. In addition to the rules noted on the next page that apply across the company, certain lines of business may have more restrictive rules and requirements. You are expected to know and follow the more rigorous standards that may apply to your job or your location. 19

The following are NOT allowed, regardless of the value: – Accepting or giving anything as a “quid pro quo”, that is for doing something in return for the gift or entertainment, – Accepting or giving cash or cash equivalents (e.g., checks, cash convertible gift certificates or cards, securities and loans), – Accepting or giving a gift or entertainment that violates any law or regulation or brings harm to BNY Mellon’s reputation, – Accepting or giving anything that could be viewed as a bribe, payoff or improper influence, – Accepting or giving a gift or entertainment that violates any standard of conduct for your profession, especially if you hold a license or a certification, – Using your position in any way to obtain anything of value from prospective or existing clients, suppliers, vendors or persons to whom you refer business, – Providing entertainment that is lavish or too frequent for an existing or prospective client, vendor or supplier, – Participating in any entertainment that is inappropriate, sexually oriented or inconsistent with ethical business practices, – Accepting gifts or entertainment from, or giving them to, any vendor or supplier during the selection or sourcing process, whether or not you are the primary relationship manager or involved directly in the negotiation to secure the products or services, – Participating in any action that would cause the other person to violate their own company’s standards for gifts and entertainment, and – Providing gifts or entertainment to an existing or prospective client, supplier or vendor not recorded properly in the company books and records Q & A Q: I am vacationing in the Caribbean and my client has a home on the island that I’m visiting. She’s been asking me to stay in her home. I’ll make sure we discuss business and I may even be able to get some business referrals from her friends. There won’t be any expense to BNY Mellon. Can I stay in the client’s home? A: No. Staying in a client’s home is inappropriate. Your client is a business associate, not a personal friend. This type of entertainment could be viewed as improper and could bring harm to the company’s reputation if disclosed to the public. The fact that the company is not paying for any expenses is not relevant. You should thank the client for the kind suggestion, explain our policy and politely decline the offer. 20

The following require express pre-approval or reporting via CODE RAP before you proceed. Approval is required whether you’re the recipient of the gift or entertainment, or you’re providing such to a client, vendor or supplier: – Accepting a gift or bequest under a will or trust document of a client of BNY Mellon, regardless of the amount, Q & A – Attending special, high-profile events, such as World Cup matches or Super Bowl games, regardless of the stated KEY PRINCIPLE: Q: I’m worried about the amount on the tickets, impression my office is giving – Giving or receiving any gift or entertainment that exceeds to the community. We host what amounts permissible in company policy (entertainment I consider to be lavish parties includes meals, refreshments or other accommodations, but for prospective clients and some should only be considered business entertainment if given people seem to be constantly in connection with a legitimate business meeting), and “entertaining” clients. Should I – Giving gifts or entertainment to any U.S. government be worried? employee/entity (U.S. or non-U.S.) A: It depends. It could be that – The laws surrounding gifts or entertainment to government your colleagues are engaging officials are complex, so you should ask your manager for assistance or contact the Anti- Corruption and Government in legitimate business AVOIDING CONFLICTS Contracting Unit of Compliance with questions. entertainment. It’s possible that the entertainment complies with The following are usually acceptable, but you should raise the Code of Conduct and company questions if you’re in doubt: policies, and you may not have – Gifts based upon obvious family or long-standing, all the facts. You should talk to personal relation- ships (such as those between you and your manager or the next level of your parents, children, spouse or a childhood friend), where management about your concern. the circumstances make it clear that those relationships If you’re uncomfortable doing are the motivating factor for the gift, rather than the business relationship, this or you get an unsatisfactory answer, contact the Ethics – Gifts of a nominal value (under $200 U.S. or local Help Line or the Ethics Hot Line equivalent), but only if the gift is given in connection with a to report your concern doing commonly recognized event or occasion (e.g., holiday, job event such as a promotion or retirement, life event such as a business with the company. wedding, or a business event such as a conference, sports or cultural event). Even in these situations, you must report the gift or entertainment to your direct manager, – Promotional items of a nominal value, such as pens, calendars, paperweights, – Items with little intrinsic value, such as plaques, certificates and trophies recognizing service and accomplishments for civic, charitable, educational or religious organizations, 21

– Discounts or rebates on merchandise or services that do not exceed those available to the general public or available to you as an employee of the company, and – Loans from other financial institutions, so long as they are on customary terms for legally permissible purposes. If you receive a gift not in compliance with these requirements, you must immediately return the gift to the sender. If appropriate, you should send a letter explaining the company’s policy or your business line’s policies. (Reference: Gifts, Entertainment and Other Expenses to Commercial Clients, Suppliers or Vendors Policy and Anti-Corruption Policy) OUTSIDE EMPLOYMENT AND BUSINESS DEALINGS Certain types of outside employment or business dealings may cause a conflict of interest or the appearance of a conflict. It’s your responsibility to recognize these situations. Any activity that diminishes your ability to perform your job duties objectively, benefits you at the expense of BNY Mellon, competes with any business or service provided by the company, or has the potential to damage our reputation will not be permitted. Certain types of outside employment or business dealings may not be accepted while employed by BNY Mellon, including: – Employment or association with companies or organizations that prepare, audit or certify statements or documents pertinent to the company’s business, – Employment with clients, competitors, vendors or suppliers that you deal with in the normal course of your job duties, and – Any business relationship with a client, prospect, supplier, vendor or agent of the company (other than normal consumer transactions conducted through ordinary retail sources). Q & A Q: A colleague of mine works part-time for a company that provides office supplies, such as paper and pens, to BNY Mellon. Should I be concerned that his outside employment could be a conflict? A: It does not seem likely this would be a conflict, so long as your colleague is not involved in the decision making process to purchase supplies from the outside company or approve invoices or payments to the supplier. If you’re concerned, you may want to talk with your manager. In addition, you can always contact your Compliance Officer or the Ethics Office for guidance. 22

Certain types of outside employment and business dealings require approval from the company before acceptance. You must seek approval via CODE RAP. Depending upon your job duties or other regulatory requirements, your request may be denied or limits may be placed upon your activities. The following positions require approval: – Employment involving the use of a professional license even if that license is not required for you to perform your KEY PRINCIPLE: current duties (e.g., FINRA, real estate, insurance, certified accountant and attorney), – Employment involving providing tax advice or tax return preparation, – Any type of employment in the financial services industry, – Employment that could compete with the company or divert business opportunities in any way, – Any position that is similar in nature to your present job duties and involves a “knowledge transfer ” to the other organization, – Jobs that adversely affect the quality of your work, distract AVOIDING CONFLICTS your attention from your job duties or otherwise influence your judgment when acting on behalf of the company, – Employment of any kind that would negatively impact the company’s financial or professional reputation, and – Serving as an expert witness, industry arbitrator or other similar litigation support that is unrelated to BNY Mellon, as these activities generally take a significant amount of time and have the potential to create conflicts of interest (e.g., taking a position that is contrary to company policies or procedures or otherwise conflicts with the interests of our clients). Even if your outside employment is approved or permissible under the Code, you may not solicit employees, clients, vendors or suppliers, nor may you utilize the company’s name, time, property, supplies or equipment. All approvals granted for outside employment expire after one year. Annual re-approval via CODE RAP is required since facts and circumstances may change. (Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation) 23

OUTSIDE SERVICE AS A DIRECTOR, TRUSTEE, OFFICER, INVESTMENT COMMITTEE MEMBER, PARTNER OR BUSINESS OWNER OF A FOR-PROFIT BUSINESS OR A NOT-FOR-PROFIT ORGANIZATION Q & A You must obtain prior approval from the Ethics Office through CODE RAP if you Q: I’ve been asked to sit on the wish to serve as a Director, Trustee, Officer, Partner or Business Owner of any board of a local non-profit group. for-profit business OR for certain not-for-profit (NFP) organizations if any of They use our Wealth Management the following conditions exist: group to manage their charitable – There is an existing or proposed client, business or financial relationship giving program. I don’t have any between the NFP organization and BNY Mellon, including receiving business dealings with the non-charitable contributions, grants or foundation money from BNY Mellon. profit group and don’t work in – The NFP organization is a trade or industry organization (e.g., Financial Wealth Management. Do I have to Industry Regulatory Authority or the Chartered Financial Analyst Institute). report this? – You receive any type of direct or indirect compensation (e.g., cash, securities, goods, services, tax benefit, etc.). A: Yes. The non-profit entity is a – You have been asked by BNY Mellon to serve the NFP organization. client of BNY Mellon. It does not matter which line of business has – The organization/entity is any type of government agency or your position/ role is considered to be a public official (whether elected or appointed). the client relationship, or whether or not you have any business Additionally, you must obtain prior approval from the Ethics Office through dealings with the group. You must CODE RAP to serve as a member of an Investment Committee that makes or submit a CODE RAP form and oversees decisions or recommendations with respect to investing the assets of a for-profit or a not-for-profit organization. receive approval before you agree to serve. You may not serve until you have full approval from BNY Mellon as required by policy and documented in CODE RAP. If you are compensated, you may be required to surrender the compensation if there is a potential conflict of interest or you’re serving the outside entity on behalf of BNY Mellon. Annual re-approval via CODE RAP is required as facts and circumstances may change, so you may not be given permission to serve every year. Even if the service does not require approval, you must notify BNY Mellon of any anticipated negative publicity, and you must follow these guidelines while you serve: – Never attempt to influence or take part in votes or decisions that may lead to the use of BNY Mellon or its affiliates’ products, services or other types of benefit to the company; the entity’s records must reflect that you recused yourself from such a vote or discussion. – You must ensure the entity conducts its affairs lawfully, ethically, and in accordance with prudent management and financial practices. If you cannot, then you must resign. – You cannot divulge any confidential or proprietary information – If you learn of any Material Non Public Information (MNPI) you must contact the Control Room or your local Compliance Officer to report each instance (Reference: Accepting Compensation When Serving as a Board Member or Senior Officer of an Outside Entity) 24

OWNERSHIP OF AN OUTSIDE BUSINESS If you own a business (either as a sole proprietor or partial owner), you must seek approval for this ownership via CODE RAP. You’ll be required to provide pertinent details, such as any relationship with BNY Mellon (including employees), any compensation/ payment received, time required and potential conflicts of interest (actual or in appearance). Annual re-approval via CODE RAP is required as facts and circumstances may change. KEY PRINCIPLE: (Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation) FIDUCIARY APPOINTMENTS Fiduciary appointments are those where you act as a trustee, executor, administrator, guardian, assignee, receiver, custodian under a uniform gifts to minors act, investment adviser, or any capacity in which you possess investment discretion on behalf of another or any other similar capacity. In general, you’re strongly discouraged from serving as a fiduciary unless you’re doing so for a family member. All requests to serve as a fiduciary, with the exception of serving for a family member who is not a BNY Mellon client, require approval through CODE RAP. AVOIDING CONFLICTS If there is a client relationship, there may be restrictions or controls placed on your service, or you may be denied the ability to serve in such a fiduciary capacity. In all situations where you’re acting as a fiduciary, you must follow these guidelines: – Do not represent that you’re performing the same professional services that are performed by a bank, or that you have access to such services, – Do not accept a fee for acting as a co-fiduciary with a bank, unless you receive approval from the board of directors of that bank, and – Do not permit your appointment to interfere with the time and attention you devote to your BNY Mellon job duties. PERSONAL INVESTMENT DECISIONS Your personal investments, and those of certain family members, could lead to conflicts of interest. Therefore, you’re required to comply with the company’s Personal Securities Trading Policy, including adhering to the restrictions placed on trading in BNY Mellon securities and a strict prohibition against insider trading. Certain employees will have additional restrictions placed on their personal investments that may include reporting and pre-clearing various types of securities transactions. You must be familiar with the responsibilities that apply to your job and you’ll be expected to follow those rules. In addition, if you have (or anyone who reports to you has) responsibility for a client, supplier or vendor relationship as part of your job duties, you must be cautious about potential investments in that business or its securities, particularly for privately held or thinly traded public companies and ensure your full compliance with the Personal Securities Trading Policy. 25

DEALINGS WITH FAMILY AND CLOSE PERSONAL FRIENDS You should be particularly sensitive to business situations involving family members, household members or close personal friends. In general, a family member or close personal friend should not have any business dealings with you or with anyone who reports to you. This also includes situations where your family members or close personal friends provide an indirect service to a client for whom you have responsibility. You must disclose any such situation to your manager and your Compliance Officer and cooperate with all efforts to resolve such conflicts. (Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household) Q & A Q:A colleague of mine works part-time for a company that provides office supplies, such as paper and pens, to BNY Mellon. Should I be concerned that his outside employment could be a conflict? A: It does not seem likely this would be a conflict, so long as your colleague is not involved in the decision making process to purchase supplies from the outside company or approve invoices or payments to the supplier. If you’re concerned, you may want to talk with your manager. In addition, you can always contact your Compliance Officer or the Ethics Office for guidance. Q & A Q: My son works for a consulting company that BNY Mellon routinely hires for software development. My job does not require that I interact with him and I have no influence or input over the decision to hire the consulting company. Is this okay? A: It doesn’t appear that there are any conflicts of interest with your son working for the consulting company and your job at BNY Mellon. To be certain, discuss this matter with your manager or your Compliance Officer, so that you can be sure there are no conflicts with this situation. 26

CORPORATE OPPORTUNITIES You owe a duty to BNY Mellon to advance its legitimate business interests when the opportunity arises. You and your family members are prohibited from personally benefiting from opportunities discovered through the use of company property All transactions with your clients, or information that you directly or indirectly obtained through your position at BNY Mellon. suppliers or vendors must be KEY PRINCIPLE: handled strictly on an “arm’s- Your actions must not compete in any way with businesses the length basis”, meaning that the company engages in, and you may neither ask for, nor accept, a terms of all transactions must not business opportunity that may belong to BNY Mellon or could appear to belong to it. even suggest the appearance of a personal advantage You may not give legal, tax or other professional advice to clients, prospects, vendors or suppliers of the company. You may not give investment advice to clients, prospects, vendors or suppliers of the company, unless this activity is part of your regular job responsibilities. You must also be cautious if clients, prospects, suppliers or other employees seek your guidance or your recommendation of a third party professional who provides these services, such as an attorney, accountant, AVOIDING CONFLICTS insurance broker, stock broker, or real estate agent. If you make such a recommendation, you must follow these requirements: – Provide several candidates and ensure you show no favoritism toward any of them – Disclose in writing that the recommendations are in no way sponsored or endorsed by the company – Do not accept any fee (now or in the future), nor may you expect any direct or indirect benefit (e.g., more business from a better relationship) from the recommendation 27

IT’S YOUR OBLIGATION TO DO WHAT’S RIGHT.

CONDUCTING BUSINESS We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our KEY PRINCIPLE: shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime. FAIR COMPETITION AND ANTI-TRUST ANTI-CORRUPTION AND IMPROPER PAYMENTS COMBATING FINANCIAL CRIME AND MONEY LAUNDERING CONDUCTING BUSINESS

KEY PRINCIPLE: CONDUCTING BUSINESS FAIR COMPETITION AND ANTI-TRUST BNY Mellon is committed to fair dealing with our clients, suppliers, competitors and employees. The company is also committed to open competition as we believe this benefits our clients, the company and the community at large. We compete vigorously but only in full compliance with the laws and regulations of the numerous jurisdictions in which we do business, and in the spirit of honesty and integrity. All BNY Mellon entities must comply with the various “fair competition” and “fair dealing” laws that exist in many countries and “anti-trust” laws in the U.S. The general purpose of these laws is to protect the markets from anticompetitive activities. Some examples of such anti-competitive activities are those that involve entering into formal or informal agreements, whether written or oral, with competitors regarding: – Fixing prices or terms, or any information that impacts prices or terms, – Allocating markets, sales territories or clients, including sharing marketing plans or strategic documents, – Boycotting or refusing to deal with certain suppliers, vendors or clients (unless required by a law or governing body, such as the Office of Foreign Assets Control), and – Making the use of a product or service from a supplier or vendor conditional upon their use of our services or products. The principles of fair dealing require us to deal fairly with our clients, suppliers, competitors and employees. Unfair advantage may not be taken through: – Manipulation, – Concealment, – Abuse of privileged information, – Misrepresentation of material facts, or – Any other unfair-dealing practices. Q & A Q: A close friend works for a competitor of BNY Mellon. We sometimes talk about the challenges we have in marketing certain products and bounce ideas off one another. Is this a problem? A: Yes. You’re discussing confidential information that belongs to the company. You may also be violating anti-trust or anti-competitive laws. Do not talk about these types of matters with your friend, family members or anyone outside of the company. 30

The competition and anti-trust laws are many and complex, so if you have any question as to whether a particular activity is legal or in compliance with the spirit of these laws, you should contact a member of the Legal department. The following points reinforce the significance and complexity of these laws: – The laws can vary within the same country or organization. For example, several states within the – U.S. have fair competition laws, in addition to the federal KEY PRINCIPLE: anti-trust laws. Likewise, within the EU, individual countries may have laws that apply in addition to EU laws, – The laws of certain countries may apply to conduct that takes place outside of that country (e.g., the U.S. and EU), – Violations of these laws typically carry harsh penalties. Most permit significant monetary penalties for both the company and the individual employee, and some permit convicted individuals to be imprisoned, – Meetings at professional gatherings, trade associations or conferences are particularly vulnerable to potential violations. If you’re involved in any discussion with a competitor that begins to suggest anti-competitive or anti-trust activity, or gives the appearance of this kind of CONDUCTING BUSINESS activity, you must inform the competitor that the discussion must cease. If it does not, you must remove yourself from the group. Immediately report the incident to the Legal department to protect both you and the company, and – Many countries’ competition laws have provisions that make it illegal to monopolize or to abuse a dominant position in a market. You should check with the Legal department if you’re a senior manager of a business and have concern about these issues. Complying with fair competition and anti-trust laws also means that you may not use information or materials that belong to our competitors. This includes using information that a former employee of a competitor may bring with them to BNY Mellon. We succeed in the marketplace based on our own merits and do not engage in corporate “espionage” or unethical means to gain advantage on the competition. You’re expected to comply fully with the letter and the spirit of all fair competition and anti-trust laws 31

ANTI-CORRUPTION AND IMPROPER PAYMENTS Most countries in which we do business have laws that prohibit bribes to governments, their officials and commercial (non-government) clients. The term “officials” can be applied broadly to include officials of political parties, political candidates, employees of governments and employees of government-owned businesses. BNY Mellon employees are subject to the Foreign Corrupt Practices Act and the UK Bribery Act. You must comply with these laws regardless of the line of business in which you work or your country of residence. Any attempt to pay or offer money or anything of value to influence the actions or decisions of such officials may result in a violation of the above-referenced laws. Violation of these laws is a serious offense which can lead to significant penalties for the company and for you individually. You’re required to comply fully with the Company’s Anti-Corruption Policy and adhere to all associated rules including the following: – Do not offer or give anything of value (including gifts, meals, entertainment or other benefits) to a U.S. or non-U.S. “official” to obtain or retain business or secure any improper advantage. Note in particular that “things of value” may include jobs or internships or offers thereof. Company Policies require that any and all candidates for employment (whether permanent, limited duration or as an intern) proceed through the formal HR recruiting process. You must not engage in informal recruiting, hiring or hiring discussions outside of the formal HR recruiting process. In addition, “things of value” may also include consulting, contractor or temporary work assignments at BNY Mellon, whether or not a third party employment staffing agency is involved. You must adhere to all internal controls applicable to such arrangements. – Do not agree to hire or exert any influence in the hiring of any client or potential client or any relative or other person in whom the client or potential client may be interested, – Do not accept or present anything if it obligates you, or appears to obligate you and ensure that all hospitality, entertainment and gifts are in accordance with applicable corporate policies and preceded by all required internal approvals, – Do not attempt to avoid laws by making payments through third parties: be cautious when selecting or dealing with agents or other third-party providers, – Never make any payment that you do not record on company books and records, or make misleading accounting entries, – Seek guidance when circumstances are unclear or you’re asked to make or approve a payment or take any other action that makes you uncomfortable, and – Report any observations of others engaging in any behavior that you believe is improper. 32

COMBATING FINANCIAL CRIME AND MONEY LAUNDERING Money laundering is the process by which individuals or Q & A entities attempt to conceal unlawful funds or other- wise make the source of the funds appear legitimate. As a member of the financial services community, you have a special obligation Q: A longtime client started a to support law enforcement throughout the world to combat new company that purchases KEY PRINCIPLE: various types of financial crime, such as attempts to launder medical equipment for a facility money for criminal activity and finance terrorist operations. in the Middle East. The payments You’re expected to comply fully with all anti-money laundering are made via wire transfers from laws and only conduct business with reputable clients involved an account of another company in legitimate business activities that use funds derived from she owns in the Cayman Islands. lawful purposes. The bank account of the Cayman It is critical to the health of the company that every employee Island company is located in a adheres to the company’s strict “know-your-customer” European country. Should I be policies. In addition to our global policies, individual lines of concerned? business have detailed policies and procedures that address unique requirements and circumstances. You’re expected to A: Yes. Transferring funds to or know those procedures and follow them. Ask your manager for from countries unrelated to the guidance. Knowing your customer means following established transaction, or transfers that are customer identification protocols for your business line, CONDUCTING BUSINESS complex or illogical is a significant validating that the individual or entity, and the source of their funds, is legitimate. red flag. You’re obligated to file an Incident Report no later than 72 Failing to detect suspicious transactions or doing business hours from the time you identify with any person or entity involved in criminal or terrorist the activity as suspicious. activities puts the company and you at serious risk. Accordingly, the company will not tolerate any circumstance where an individual or business unit circumvents anti-money laundering policies or procedures or fails to report suspicious activity. No amount of revenue and no client relationship are worth the risk of doing business with those involved in criminal or terrorist activity. If you suspect or detect any suspicious activity, you must file an Incident Report as soon as possible, and no later than 72 hours after detection. No manager or executive has the authority to suppress such reports. (References: Global Anti-Money Laundering/Know-Your-Customer Policy;Tax Evasion Prevention Policy; Anti-Money Laundering Training Policy; Policy on Identifying, Investigating, and Reporting Fraud, Money Laundering etc.) 33

IT’S YOUR OBLIGATION TO DO WHAT’S RIGHT.

WORKING WITH GOVERNMENTS We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing KEY PRINCIPLE: with a private company that is the client may cause problems or be a violation of law when working with a government. YOUR OBLIGATIONS BASIC PRINCIPLES WORKING WITH GOVERNMENTS

KEY PRINCIPLE: WORKING WITH GOVERNMENTS YOUR OBLIGATIONS BNY Mellon conducts business with national and local governments and with government-owned entities. While you must always follow the standard of Doing What’s Right with any client, you should be aware that there are special rules when doing business with a government. Some practices that are acceptable when a private company is your client, such as nominal gifts or entertainment, may cause problems, or in some cases be a violation of law, when working with governments. If you’re involved in any part of the process of providing services to a government entity, you have a special obligation to follow the basic principles in this section of the Code. These principles also apply in circumstances where you may be supervising the work of third parties in support of a government client (e.g., consultants, contractors, temporary workers or suppliers). If you’re a manager or recruiter who has responsibility for hiring decisions, you may have additional, unique requirements. For example, certain jurisdictions, such as the U.S., have laws concerning employment discussions and the hiring of former government officials and their family members or lobbyists. Check with your local Human Resources representative or the Legal department in such circumstances to be sure you’re following requirements of the law. Q & A Q: I have clients in a country where some businesses have been “nationalized” and are now owned and run by the state. Are the people I deal with in these circumstances considered to be officials of the government? A: You should assume the answer is yes. The laws can be complicated, so contact the Legal department for guidance. Q & A Q: I’m hosting a dinner for a few of the larger clients in my region. One of the clients I was going to invite is the representative for the account we manage for the State of New Jersey. Do I have to notify anyone? A: Yes. You may not proceed until you’ve received approval via CODE RAP from the Anti-Corruption and Government Contracting Unit of Compliance. 36

BASIC PRINCIPLES – Know the restrictions or limitations on presenting and receiving hospitality. - Do not offer or accept gifts to or from representatives of governments that do not comply with company policies, - Never accept or offer anything of value meant to induce or influence government employees or officials as this gives the appearance of a bribe, and KEY PRINCIPLE: - Don’t “tip” government officials or offer “inducement” payments. - Do not accept or present anything if it obligates you, or appears to obligate you. – Observe a “higher standard of care.” - Never destroy or steal government property, - Don’t make false or fictitious statements, or represent that agreements have been met if they haven’t, WORKING WITH - Don’t deviate from contract requirements without prior approval from the government, and - Never issue invoices or charges that are inaccurate, incorrect or unauthorized. – Cooperate with government investigations and audits. - Don’t avoid, contravene or otherwise interfere with any government investigation or audit, and - Don’t destroy or alter any company documents (whether electronic or paper) in anticipation of a request for those documents from the government. It’s important to note that in addition to the basic principles above, if your client is a U.S. federal, state or local government, there are very specific legal requirements and company policies that you must follow. These obligations apply to all businesses that deal with U.S. federal, state or local entities or officials, regardless of the location or the line of business providing the service, even in locations outside the U.S. (References: Doing Business with the Government; Government Contracts; Gifts, Entertainment and Payments to Governments) 37

IT’S YOUR OBLIGATION TO DO WHAT’S RIGHT.

PROTECTING COMPANY ASSETS We ensure all entries made in the company’s books and records are complete and accurate, and comply with established accounting and KEY PRINCIPLE: record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us, and prevent the misuse of information belonging to the company or any client. FINANCIAL INTEGRITY ADDITIONAL STANDARDS FOR SENIOR FINANCIAL PROFESSIONALS USE OF COMPANY ASSETS PROTECTING CLIENT AND EMPLOYEE RECORDS AND OBSERVING OUR PRIVACY PRINCIPLES RECORDS MANAGEMENT USE OF COMPUTERS, SYSTEMS AND CORPORATE INFORMATION INSIDE OR PROPRIETARY INFORMATION PROTECTING COMPANY ASSETS

KEY PRINCIPLE: PROTECTING COMPANY ASSETS FINANCIAL INTEGRITY BNY Mellon is committed to keeping honest, accurate and transparent books and records. You’re expected to follow established accounting and record-keeping rules, and to measure and report financial performance honestly. Investors count on us to provide accurate information so they can make decisions about our company. All business records must be clear, truthful and accurate, and follow generally accepted accounting principles and laws. You may not have any secret agreement or side arrangements with anyone — a client, another employee or their family member, or a supplier, vendor or agent of the company. The financial condition of the company reflects records and accounting entries supported by virtually every employee. Business books and records also include documents many employees create, such as expense diaries and time sheets. Falsifying any document can impact the financial condition of the company. As a public company, BNY Mellon is required to file reports with government agencies and make certain public statements. Many people and entities use these statements, including: – Accountants — to calculate taxes and other government fees, – Investors — to make decisions about buying or selling our securities, and – Regulatory agencies — to monitor and enforce our compliance with government regulations. You’re expected to maintain accurate and complete records at all times. Financial integrity is fundamental to our success, and falsification or misrepresentation of any company books, records or reports will not be tolerated. Q & A Q: I think a co-worker is submitting reports that indicate she worked overtime that she did not actually work. I don’t want to get anyone in trouble, so what should I do? A: Reporting hours not worked is a form of theft. This is a serious issue and may be a violation of law. You must report your concern to your manager or Human Resources. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern 40

ADDITIONAL STANDARDS FOR SENIOR USE OF COMPANY ASSETS FINANCIAL PROFESSIONALS Company assets include, but are not limited to, If you’re responsible for the accuracy of the company funds, equipment, facilities, supplies, company’s financial filings with regulators, you postal and electronic mail, and any type of have a higher duty to ensure your behavior fol- company-owned information. It also includes lows the most stringent standards of personal your time and the time of those with whom you and professional conduct. This includes the work — you’re expected to use your time at Chief Executive Officer, President, Chief Financial work responsibly. Company assets are to be KEY PRINCIPLE: Officer, Company Controller, and such other used for legitimate business purposes and not individuals as determined by the General Counsel. for your personal gain. You’re expected to use Individuals in this group must adhere to the good judgment to ensure that assets are not following additional standards: misused or wasted. – Disclose to the General Counsel and Chief The company’s name and brand is a vital asset. Compliance and Ethics Officer any material To ensure that we maintain the integrity and transaction or relationship that could value of the brand, it is imperative to adhere to reasonably be expected to be a conflict of the brand guidelines when using the name, logo interest, or any reference to the brand. Details about the brand and brand guidelines are listed at the Brand – Provide stakeholders with information that is Center site on MySource. accurate, complete, objective, fair, relevant, timely and understandable, including In addition to keeping within brand guidelines information in filings and submissions to the US to ensure that the name and brand are used Securities and Exchange Commission and other appropriately, the following is another important regulatory bodies, principle to protect these assets. You should not imply, directly or indirectly, any company – Act in good faith, responsibly, with due sponsorship, unless you have prior and proper care, competence and diligence, without PROTECTING COMPANY ASSETS approval. This includes refraining from using the misrepresenting material facts or allowing your company’s name to endorse a client, supplier, independent judgment to be compromised, vendor or any third party without the approval – Never mislead or improperly influence any of Corporate Marketing. You may not proceed authorized audit or interfere with any auditor with any such use of the company’s name or engaged in the performance of an internal or endorsement without first receiving approval independent review of the company’s system through CODE RAP. of internal controls, financial statements or (Reference: Use of the Company’s Name in accounting books and records, and Advertising or Endorsements of Customers – Promptly report any possible violation of and Others) the company’s Code of Conduct to the Careless, wasteful, inefficient or inappropriate General Counsel and Chief Compliance use of any company assets is irresponsible and and Ethics Officer. inconsistent with our Code of Conduct. Any type of theft, fraud or embezzlement will not be tolerated. 41

PROTECTING CLIENT AND EMPLOYEE RECORDS AND OBSERVING OUR PRIVACY PRINCIPLES The company is responsible for ensuring the privacy, confidentiality and controlled access to all client and employee information. All of our stakeholders expect us to collect, maintain, use, disseminate and dispose of information only as necessary to carry out responsibilities or as authorized by law. Nearly every employee in the company has access to private information, so you’re expected to adhere to the following key principles concerning privacy: – Collection of client and employee information must be controlled. This means that the collection of such information must be permitted under law and only for a legitimate business purpose. – Storage and transport of all forms of collected client and employee information must be controlled and safeguarded. This means that information collected must be maintained in a secured environment, transported by approved vendors and access provided only to those who need to view the information to perform their job duties. – Use of client and employee information must be controlled. If the law or company policy provides that the client or employee be given a right to “opt-out” of certain uses of information, then you must respect that right. – Disposal of client and employee information must be controlled. You should only retain information for the time period necessary to deliver the service or product and in compliance with applicable retention periods. When it’s necessary to dispose of information (regardless of the media on which the information is stored) you must do so in a manner appropriate to the sensitivity of the information. – Any compromise of client or employee information must be reported. If you’re aware of or suspect that client or employee information has been lost, stolen, missing, misplaced or misdirected, or that there’s been unauthorized access to information, you must immediately report the matter through the company’s incident reporting process. Know how to protect records and make sure to follow company policies at all times. The loss of any protected data can be extremely harmful to the company financially and damage our reputation. (Reference: Information Privacy Policy, Corporate Information Protection Policy) Q & A Q: As part of my group’s job duties, we’re able to view the accounts of wealthy clients. I overheard one of my colleagues talking to his brother on the phone about the balance in a client’s account that happens to be a very prominent sports figure. I don’t think this is right, but what should I do? A: You’re correct in being concerned. Your colleague had no right to disclose personal information about a client to anyone who has no legitimate business need for the information. File an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern. 42

GLOBAL RECORDS MANAGEMENT PROGRAM You must follow company and local policies for retention, management and destruction of records. If there’s an investigation, or if litigation is pending or anticipated, certain records may need to be retained beyond established destruction periods. In most cases you’ll be notified of the need to retain documents by the Legal department, if appropriate. Records should be defined in the broadest sense — meaning that they include KEY PRINCIPLE: any information created or received that has been recorded on any medium or captured in reproducible form. Records also include any document that is intentionally retained and managed as final evidence of a business unit’s activities, events or transactions, or for operational, legal, regulatory or historical purposes. The media and formats of records take many forms, including: – Papers, e-mails, instant messages, other electronically maintained documents, – Microfilms, photographs and reproductions, – Voice, text and audio tapes, – Magnetic tapes, floppy and hard disks, optical disks and drawings, and – Any other media, regardless of physical form or characteristics that have been made or received in the transaction of business activities. (Reference: Records Management Program) USE OF COMPUTERS, SYSTEMS AND CORPORATE INFORMATION PROTECTING COMPANY ASSETS As an employee, you have access to the company’s computers, systems and corporate information to do your job. This access means you also have the obligation to use these systems responsibly and follow company policies to protect information and systems. Electronic systems include, but are not limited to: – Personal computers (including e-mail and instant messages) and computer networks, – Telephones, cell phones, voice mail, pagers and fax machines, and – Other communications devices, such as PDAs (e.g. Blackberry, iPad, etc.) Never send sensitive or confidential data over the Internet or over phone systems without following established company policies to protect such information. You should have no expectation of privacy when you use these systems, except as otherwise provided by applicable law. You’re given access to the company’s systems to conduct legitimate company business and you’re expected to use them in a professional and responsible manner. The company reserves the right to intercept, monitor and record your communication on these systems in accordance with applicable law. You’re expected to protect the security of these systems and follow company policies concerning access and proper use (such as maintaining passwords). In rare cases, where there is a necessary and legitimate business reason, you may disclose your password to another employee who has the right to access the information associated with your password; however, you must file a CODE RAP report immediately and observe all necessary steps to restore 43 the confidentiality of your password.3 Also, the occasional use of company systems for personal purposes is acceptable, but you’re expected to use good judgment and comply with company policies. Keep personal use to a minimum and use company systems wisely and in a manner that would not damage the company’s reputation. You’re permitted to use the company’s systems if you follow these rules: – Messages you create should be professional and appropriate for business communication, including those created via e-mail or instant messaging. – Never engage in communication that may be considered offensive, derogatory, obscene, vulgar, harassing or threatening (e.g., inappropriate jokes, sexual comments or images, comments that may offend, including those based upon gender, race, age, religious belief, sexual orientation, gender identity, disability or any other basis defined by law). – Do not distribute copyrighted or licensed materials improperly. – Do not transmit chain letters, advertisements or solicitations (unless they’re specifically authorized by the company). – Never view or download inappropriate materials. (References: Electronic Mail Policy; Corporate Information Protection Policy) Q & A Q: My co-worker sometimes sends sensitive client data via the Internet to a vendor we use to help solve problems. I’m concerned because I don’t think this information is protected properly. He says it’s okay because the vendor is authorized to receive the data and the problems that need to be resolved are time-sensitive. Should I be worried? A: Yes. This is a serious matter, and you must talk to your manager immediately. Your co-worker could be putting clients and BNY Mellon at great risk. If you don’t raise your concern, you may be as responsible as your co-worker for violating company policies. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern. 44

INSIDE OR PROPRIETARY INFORMATION As an employee, you may have knowledge about the company’s businesses or possess confidential information about the Q & A private or business affairs of our existing, prospective or former clients, suppliers, vendors and employees. You should assume Q: I discovered that an investor in all such information is confidential and privileged and hold it in one of our funds has requested the strictest confidence. Confidential information includes all to withdraw a significant amount non-public information that may be of use to competitors, or KEY PRINCIPLE: of money from the fund. I manage harmful to the company or its clients, if disclosed. a client’s money and he has an It is never appropriate to use such information for personal investment in the same fund. gain or pass it on to anyone outside the company who is To protect my client’s interest, I not expressly authorized to receive such information. Other want to pull his money out of the employees who do not need the information to perform their fund because its performance job duties do not have a right to it. You’re expected to protect all will likely drop. Even though the such information and failure to do so will not be tolerated. withdrawal is not yet known by If you’re uncertain about whether you have inside or proprietary the public, is this okay because I information, you should treat the information as if it were and have a fiduciary duty to my client check with your manager or a representative from the Legal and I’m not benefiting personally department. The following list contains examples of “inside” or by trading on behalf of my client? “proprietary” information. A: No. You’re in possession Inside Information of material non- public Inside information is material non-public information relating information and you may to any company, including BNY Mellon, whose securities trade in a public market. Information is deemed to be material not trade the securities of PROTECTING COMPANY ASSETS if a reasonable investor would likely consider it important that fund. Your duty to comply when deciding to buy or sell securities of the company, or if with securities laws supersedes the information would influence the market price of those any duty you have to your client. securities. You should immediately contact the Legal department to discuss If you’re in possession of material non-public information this situation. about BNY Mellon or any other company, you may not trade the securities of that company for yourself or for others, including clients. Nearly all countries and jurisdictions have strict securities laws that make you, the company and any person with whom you share the information, legally responsible for misusing inside information. The company’s Securities Firewalls Policy provides instructions on the proper handling of inside information and the company will not tolerate any violation of this policy. Certain employees have significant restrictions placed on their trading in BNY Mellon securities or the securities of other companies. You must know the restrictions relative to your job and follow company policies and applicable securities laws. 45

Proprietary Information Proprietary information includes business plans, client lists (prospective and existing), marketing strategies, any method of doing business, product development plans, pricing plans, analytical models or methods, computer software and related documentation and source code, databases, inventions, ideas, and works of authorship. Any information, inventions, models, methods, ideas, software, works or materials that you create as part of your job responsibilities or on company time, or that you create using information or resources available to you because of your employment by the company, or that relate to the business of the company, belong to the company exclusively and are considered proprietary information. Proprietary information also includes business contracts, invoices, statements of work, requests for investment or proposal, and other similar documents. Any information related to a client, supplier or vendor financial information (including internal assessments of such), or credit ratings or opinions is considered proprietary. You should also assume all information related to client trades, non-public portfolio holdings and research reports are proprietary. The same is true regarding reports or communications issued by internal auditors, external regulators or accountants, consultants or any other third-party agent or examiner. Company-produced policies, procedures or other similar work materials are proprietary and, while they may be shared with other employees, they cannot be shared with anyone outside of the company without prior consent of the policy owner and legal counsel. These restrictions on the communication of proprietary information notwithstanding, employees are permitted to communicate certain proprietary information to regulatory authorities as detailed in the sections Direct Communication with Government and Regulatory Authorities and Communication of Trade Secrets to Government and Regulatory Authorities above. (References: Securities Firewalls, Personal Securities Trading Policy, Ownership and Protection of Intellectual Property) Your obligation to protect inside or proprietary information extends beyond the period of your employment with the company. The information you use during your employment belongs to the company and you may not take or use this information after you leave the company. 46

IT’S YOUR OBLIGATION TO DO WHAT’S RIGHT.

SUPPORTING OUR COMMUNITIES We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way we interact with our communities and the public at large. POLITICAL ACTIVITIES INVESTOR AND MEDIA RELATIONS SUPPORTING OUR COMMUNITIES CHARITABLE CONTRIBUTIONS AND CORPORATE SPONSORSHIP PARTICIPATING IN TRADE ASSOCIATIONS, CONFERENCES AND KEY PRINCIPLE: SPEAKING ENGAGEMENTS

KEY PRINCIPLE: SUPPORTING OUR COMMUNITIES Q & A POLITICAL ACTIVITIES Q: An outside attorney with whom I work from time to time on Personal Political Activity company business cannot attend BNY Mellon encourages you to keep informed of political issues and an exclusive fundraiser for a candidates and to take an active interest in political affairs. However, if you do high-level political candidate. He participate in any political activity, you must follow these rules: offered me his ticket. The event – Never act as a representative of the company unless you have written is to be held at a very wealthy permission from the Chief Executive Officer, the General Counsel, and the person’s home in my community Chief Compliance and Ethics Officer of the company. and this will be a great way to – Your activities should be on your own time, with your own resources. You solicit business. The company is may not use company time, equipment, facilities, supplies, clerical support, not paying for the ticket and the advertising or any other company resources. fundraiser will be on my own time. – You may not use company funds for any political activity, and you will not be May I attend? reimbursed or compensated in any way for a political contribution. – Your political activities may not affect your objectivity or ability to perform A: Only if you have the written your job duties. approval of the Chief Executive – You may not solicit the participation of employees, clients, suppliers, Officer, the General Counsel vendors or any other party with whom the company does business. and the Chief Compliance and – You may be required to pre-clear personal political contributions made by Ethics Officer. Your attendance you, and in some cases, your family members. at this event is indirectly related to your job and may give the (Reference: Political Contributions Policy) appearance that you’re acting as a representative of the Lobbying company or that the company Lobbying is generally defined as any activity that attempts to influence the sponsors the political candidate. passage or defeat of legislation. Lobbying activities are broad and may cover It does not matter that BNY certain “grass roots” activities where groups of people, such as company Mellon did not purchase the employees, are contacted to encourage them to call public officials for the event ticket or that you’re going purpose of influencing legislation. Lobbying is prevalent in the U.S. and is on your own time. To the public, gaining influence within the EU and other locations. your attendance is connected If you are engaged in lobbying, there may be disclosure requirements and to the company. So you may not restrictions on certain activities. If your job duties include any of the following go without obtaining proper activities, you must contact Marketing & Corporate Affairs or the Legal authorization prior to the event. department for guidance: 49

– Government contract sales or marketing – Efforts to influence legislation or administrative actions, such as accompanying trade associations in meetings with government officials concerning legislation – Meeting with legislators, regulators or their staffs regarding legislation Lobbying does not include situations where a government agency is seeking public comment on proposed regulations. (Reference: Procurement Lobbying) Corporate Political Activities The laws of many countries, including the U.S., set strict limits on political contributions made by corporations. Contributions are defined broadly to include any form of money, purchase of tickets, use of company personnel or facilities, or payment for services. BNY Mellon will make contributions only as permissible by law, such as those through company-approved political action committees. INVESTOR AND MEDIA RELATIONS Investor Relations Q & A All contacts with institutional shareholders or securities analysts about the company must be made through the Investor Relations group of the Finance Q: I have been asked to provide department. You must not hold informal or formal discussions with such a statement about BNY Mellon’s individuals or groups, unless you are specifically authorized to do so. Even experience with a vendor’s if you are authorized, you cannot provide special access or treatment to product that we use. The vendor shareholders or analysts. All investors must have equal access to honest and wants to use my quote on their accurate information. website or in other marketing materials. Is this okay? Media Relations Corporate Communications must approve all contacts with the media, A: It depends. Before agreeing including speeches, testimonials or other public statements made on behalf to any such arrangement, you of the company or about its business. You may not respond to any request for should contact Corporate interviews, comments or information from any television channel, radio station, Communications. BNY Mellon newspaper, magazine or trade publication, either on or off the record, unless you have express authorization from Corporate Communications. carefully protects its reputation by being highly selective in If you are contacted or interviewed about matters unrelated to your job or to providing such endorsements. the company, you may not identify BNY Mellon as your employer, and you may Do not proceed until you have the not make comments about BNY Mellon. approval of your manager and (Reference: Inquiries from the Media, Financial Analysts, and Securities Corporate Communications. Holders; Use of the Company’s Name in Advertising or Endorsements of Customers and Others) 50

CHARITABLE CONTRIBUTIONS AND CORPORATE SPONSORSHIP The company encourages you to take part in charitable, educational, fraternal or other civic affairs, as long as you follow these basic rules: – Your activities may not interfere or in any way conflict with your job duties or with company business. – You may not make any gifts or contributions to charities or other entities in the name of, or on behalf of, the company. KEY PRINCIPLE: – You may not imply the company’s sponsorship for or support of any outside event or organization without the approval of the most senior executive of your line of business. – You may not use your position for the purpose of soliciting business or contributions for any other entity. – You must be cautious in the use of company letterhead, facilities or even your business card so that there is no implied or presumed corporate support for non-company business. From time to time the company may agree to sponsor certain charitable events. In these situations, it may be proper to use company letterhead, facilities or other resources (such as employees’ time or company funds). Ask your manager if you’re unclear whether or not the event in question is considered to be company sponsored. (Reference: Use of the Company’s Name in Advertising or Endorsements of Customers and Others) PARTICIPATING IN TRADE ASSOCIATIONS, CONFERENCES AND SUPPORTING OUR COMMUNITIES SPEAKING ENGAGEMENTS You may participate in trade association meetings and conferences. However, you must be mindful that these situations often include contact with competitors. You must follow the rules related to fair competition and anti-trust referenced in this Code and company policies. In addition, meetings where a client, vendor or supplier pays for your attendance should be rare and only occur when it is legally allowed, in compliance with company policy and pre-approval has been obtained via CODE RAP. If you perform public speaking or writing services on behalf of BNY Mellon, any form of compensation, accommodations or gift that you or any of your immediate family members receive must be reported through CODE RAP. Remember, any materials that you may use must not contain any confidential or proprietary information. The materials must be approved by the Legal Department and the appropriate level of management that has the topical subject matter expertise. (Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation) 51

ADDITIONAL HELP This section contains additional questions and answers about the requirements of our Code. Remember, ignorance or a lack of understanding is not an excuse for violating the Code. The company has established many resources to help deal with questions you may have regarding compliance with the Code. You’re expected to take advantage of these resources. Q: A friend of mine is running for political office and Q: To thank a client of mine, I want to give him tickets I would like to help her out with her campaign. to attend a local football match. He mentioned that his Can I do this? company does not permit this type of entertainment, A: Yes. Your personal support is your personal business. but I know he would love to go to the match. If he doesn’t Just make sure that you do not use company assets, care about his own company’s policy, can I give him the including company time or its name to advance the tickets? campaign. In addition, be aware that certain political A: No. If you know that giving him the tickets will violate his contributions must be reported and/or per-cleared. own company’s policy, do not give the gift. Just as we want clients to respect our limits on gifts, we must do the same. Q: I was leaving the office and a journalist asked me if I could answer a few questions. I told him no and left the Q: One of the vendors we’re considering for an car park, but I felt bad about not talking to him. assignment offered to take me to a local golf course to Should I have answered his questions? play a round and have dinner. He wants to talk about A: Not at that time. You did the right thing by saying no. his company’s proposal so that we can make a more You should contact Corporate Communications and tell informed decision. We’ll be talking about business, and them of the request. They will determine whether it will there won’t be much money spent on a round of golf and be all right for you to talk to the media. If you receive a a modest dinner. Is this okay? future request, suggest the journalist contact Corporate A: No. You’re evaluating vendors to provide a service. It’s Communications directly. always inappropriate to receive or give entertainment when the company is in the middle of a selection process. Q: I am running for the local school board and I want to use the office copier to make copies of my campaign Q: One of my vendors offered to send me to a conference flyer. Is that okay? at no cost to BNY Mellon. Can I accept the invitation? A: No. Company property and equipment may not be A: No. Accepting a free trip from a vendor is never used for a political purpose without authorization from permissible. If you’re interested in attending the Marketing & Corporate Affairs. Running for any public conference, speak to your manager. Most costs associated office is considered to be a political purpose. Accepting with your attendance at the conference must be paid by any political appointment or running for office requires your department. You’ll be required to file a CODE RAP approval via CODE RAP. form if your manager agrees it’s appropriate to attend the conference and you’re requesting permission to permit the vendor to pay for part of your conference attendance. 52

Q: We’re entitled to a large payment from a government Q: I would like to take a part-time job working for my client if we certify that we’ve met brother’s recycling business. His business has no all service level agreements on time. We’re not sure relationship with the company and the work I’ll be doing whether a few very minor items have been completed, but for him is not at all similar to what I do in my job here they’re not that important to the service. It’s close to the at the company. Can I do this and do I have to file any end of the quarter and we’d like to realize the payment. Is forms? it okay to send the invoice and certify that the agreements A: Yes you may, as long as the time you spend there does have all been met now? not interfere with your job at the company and you don’t A: No. You cannot submit the invoice and certification until use any company equipment or supplies. You don’t need to you’re certain that all requirements of the agreement have file a CODE RAP form, since you’re not the sole proprietor been met. Submission of an incorrect certification could or partial owner of the business. However, if you work in subject the company, and you, to criminal penalties, so it certain lines of business (such as a broker dealer), you is vitally important that any certification submitted to the may need to notify Compliance. Check with your manager government be completely accurate. or Compliance officer if you’re uncertain. Q: A colleague called while on vacation requesting that Q: I observed a colleague in our supply area filling up a I check her e-mail to see if she received an item she box full of pens, paper and other items. I asked her what was expecting. She gave me her logon identification she was doing, and she told me that her son’s school was and password, requesting that I call her back with the short on supplies, so she was trying to help out. She said information. Can I do this? our company can afford the supplies more than her son’s school and that it was the right thing to do. I am friendly A: No. Passwords and other login credentials must be kept with my colleague and I don’t want to get her in trouble. confidential and cannot be used by, or shared with, fellow What should I do? employees. In rare instances when there is a business need that requires you to share your password, you’re A: Your colleague is stealing from the company and you required to file a CODE RAP form immediately afterward. must file an Incident Report. The supplies purchased by our company are to be used for business needs only. Your colleague had no right to take these supplies for any purpose, even if it seems like a good cause. REMEMBER All BNY Mellon employees are expected to follow the Code of Conduct, even if they disagree with its contents. If faced with a situation in which you’re unsure of the correct action to take, contact your manager, an Ethics Officer, Compliance Officer, Legal Representative or Human Resources Business Partner for help. There are many resources at your disposal to help you. Don’t hesitate to use them and Do What’s Right! 53

©2018 The Bank of New York Mellon Corporation. All rights reserved. PE-1199 09/2018